ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371

Michael J. Velotta
 Vice President, Secretary
 and General Counsel

                                  April 3, 2000

TO:       ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
          FARMINGVILLE, NEW YORK  11738-9075

FROM:     MICHAEL J. VELOTTA
          VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: POST-EFFECTIVE AMENDMENT NO. 8 TO FORM S-3 REGISTRATION STATEMENT (FILE NO. 033-47245) UNDER THE SECURITIES ACT OF 1933

     With reference to the above-referenced amended Registration Statement ("Registration Statement")on Form S-3 filed by Allstate Life Insurance Company of New York (the "Company"), as registrant, with the Securities and Exchange Commission covering the Allstate New York Custom Annuity Contracts ("Contracts")described herein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of New York.

2. The Contracts covered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/MICHAEL J. VELOTTA
--------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel